SUB-ITEM 77C

The sole shareholder of MFS Asia Pacific ex-Japan Fund (the Fund), a series of MFS Series Trust VII, a Massachusetts business trust (the Trust), took action by unanimous written consent, as permitted by the Trusts Declaration of Trust, on September 14, 2010, to approve the following matters:

1. That Messrs. Robert E. Butler, Lawrence H. Cohn, David H. Gunning, William R. Gutow, Michael Hegarty, John P. Kavanaugh, J.
         Dale Sherratt, Robert W. Uek, Robert J. Manning, and Robert C. Pozen, and Mses. Maureen F. Goldfarb and Laurie J. Thomsen, be, and each hereby is, elected as Trustee, to hold office in accordance with the Declaration of Trust.

2. That the terms of the Investment Advisory Agreement, dated September 14, 2010, by and between the Trust and Massachusetts
         Financial Services Company, be, and they hereby are, ratified, confirmed and approved.

3. That the selection of Ernst & Young LLP, independent registered public accounting firm, by the Board of Trustees of the Fund, pursuant to and subject to provisions of Section 32(a) of the 1940 Act, as the independent registered public accounting firm of the Fund, to certify every financial statement relating to the Fund certified by an independent registered public accounting firm, which is required by any law or regulation to be filed by the Fund in respect of all or any part of the fiscal year ending July 31, 2011, be, and it hereby is, ratified, confirmed and approved.

4. That in exercise of their business judgment made in the best interests of shareholders of each class of shares of the Fund, the terms of the Master Distribution Plan, be and they hereby are ratified, confirmed and approved.

The sole shareholder of MFS European Equity Fund (the Fund), a series of MFS Series Trust VII, a Massachusetts business trust (the Trust), took action by unanimous written consent, as permitted by the Trusts Declaration of Trust, on September 14, 2010, to approve the following matters:

1. That Messrs. Robert E. Butler, Lawrence H. Cohn, David H. Gunning, William R. Gutow, Michael Hegarty, John P. Kavanaugh, J.
         Dale Sherratt, Robert W. Uek, Robert J. Manning, and Robert C. Pozen, and Mses. Maureen F. Goldfarb and Laurie J. Thomsen, be, and each hereby is, elected as Trustee, to hold office in accordance with the Declaration of Trust.

2. That the terms of the Investment Advisory Agreement, dated September 14, 2010, by and between the Trust and Massachusetts
         Financial Services Company, be, and they hereby are, ratified, confirmed and approved.

3. That the selection of Deloitte & Touche LLP, independent registered public accounting firm, by the Board of Trustees of the Fund, pursuant to and subject to provisions of Section 32(a) of the 1940 Act, as the independent registered public accounting firm of the Fund, to certify every financial statement relating to the Fund certified by an independent registered public accounting firm, which is required by any law or regulation to be filed by the Fund in respect of all or any part of the fiscal year ending July 31, 2011, be, and it hereby is, ratified, confirmed and approved.

4. That in exercise of their business judgment made in the best interests of shareholders of each class of shares of the Fund, the terms of the Master Distribution Plan, be and they hereby are ratified, confirmed and approved.

The sole shareholder of MFS Latin American Equity Fund (the Fund), a series of MFS Series Trust VII, a Massachusetts business trust (the Trust), took action by unanimous written consent, as permitted by the Trusts Declaration of Trust, on September 14, 2010, to approve the following matters:

1. That Messrs. Robert E. Butler, Lawrence H. Cohn, David H. Gunning, William R. Gutow, Michael Hegarty, John P. Kavanaugh, J.
         Dale Sherratt, Robert W. Uek, Robert J. Manning, and Robert C. Pozen, and Mses. Maureen F. Goldfarb and Laurie J. Thomsen, be, and each hereby is, elected as Trustee, to hold office in accordance with the Declaration of Trust.

2. That the terms of the Investment Advisory Agreement, dated September 14, 2010, by and between the Trust and Massachusetts Financial Services Company, be, and they hereby are, ratified, confirmed and approved.

3. That the selection of Deloitte & Touche LLP, independent registered public accounting firm, by the Board of Trustees of the Fund, pursuant to and subject to provisions of Section 32(a) of the 1940 Act, as the independent registered public accounting firm of the Fund, to certify every financial statement relating to the Fund certified by an independent registered public accounting firm, which is required by any law or regulation to be filed by the Fund in respect of all or any part of the fiscal year ending July 31, 2011, be, and it hereby is, ratified, confirmed and approved.

4. That in exercise of their business judgment made in the best interests of shareholders of each class of shares of the Fund, the terms of the Master Distribution Plan, be and they hereby are ratified, confirmed and approved.